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                                                                    EXHIBIT 99.1

                                                                     SCHEDULE II

                                MANOR CARE, INC.
                       VALUATION AND QUALIFYING ACCOUNTS
                           (IN THOUSANDS OF DOLLARS)

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
                                    BALANCE AT CHARGED TO           BALANCE
                                    BEGINNING    PROFIT    WRITE-    AT END
              DESCRIPTION           OF PERIOD   AND LOSS    OFFS    OF PERIOD
              -----------           ---------- ---------- --------  ---------
     Year ended May 31, 1997
      Allowance for doubtful
      accounts.....................  $21,170    $15,442   ($11,942)  $24,670
     Year ended May 31, 1996
      Allowance for doubtful
      accounts.....................  $17,418    $13,776   ($10,024)  $21,170
     Year ended May 31, 1995
      Allowance for doubtful
      accounts.....................  $14,300    $10,723   ($ 7,605)  $17,418
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